P09000084815
FILED
October 14 2009
Sec. of State
rdunlap

Electronic Articles of Incorporation
For

    RAJ VENTURES. INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

RAJ VENTURES, INC.

Article II

The principal place of business address:

1560 CALAIS DRIVE
MIAMI, FL. US 33141

The mailing address of the corporation is:

1560 CALAIS DRIVE
MIAMI, FL. US 33141
Article III

The purpose for which this corporation is organized is:

ANY ANY ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100000000
Article V

The name and Florida street address of the registered agent is:

MICHAEL H HOFFMAN
1521 ALTON ROAD
NO. 240
MIAMI. FL. 33139

P09000084815
FILED
October 14 2009
Sec. of State
rdunlap

I ceritfy that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: MICHAEL H HOFFMAN

Article VI

The name and address of the incorporator is:

MICHAEL H HOFFMAN
1521 ALTON ROAD
NO. 240
MIAMI. FL. 33139

Incorporator Signature: MICHAEL H HOFFMAN

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

COLLEEN FOYO
1560 CALAIS DRIVE
MIAMI, FL. US 33141